Exhibit 99.2

                           CHANGE OF CONTROL AGREEMENT



       This Change of Control Agreement (the "Agreement") between Gulf Island Fabrication, Inc., a Louisiana corporation (the "Company"), and Kirk J. Meche (the "Executive") is dated effective June 17, 2009 (the "Agreement Date").

                                   ARTICLE I
                                   DEFINITIONS
                                   -----------

       Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

       1.1   "Accrued Salary" has the meaning provided in Section 2.3(a)(i).

       1.2 "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or otherwise; and the terms "controlling" and "controlled" shall have correlative meanings.

       1.3   "Base Salary" has the meaning provided in Section 2.2(a).

       1.4 "Beneficial Owner" (and variants thereof) with respect to a security, means a Person who, directly or indirectly (through any contract, understanding, relationship, or otherwise) has or shares (a) the power to vote, or direct of the voting of, the security, and (b) the power to dispose of, or to direct the disposition of, the security.

       1.5   "Board" means the Board of Directors of the Company.

       1.6 "Business Combination" means the consummation of a reorganization, merger or consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company.

       1.7   "Cause."

             (a)   "Cause" means:

                   (i) the Executive's willful and continued failure to perform substantially the Executive's duties with the Company or its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board, which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties;


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                   (ii)  the willful engaging in conduct  that  is  demonstrably and materially injurious to the Company or any of its Affiliates, monetarily or otherwise;

                   (iii) unauthorized acts or omissions by the Executive that could reasonably be expected to cause material financial harm to the Company or materially disrupt Company operations;

                   (iv) commission by the Executive of an act of dishonesty (even if not a crime) resulting in the enrichment of the Executive at the expense of the Company;

                   (v)   the  Executive's  knowing   falsification  or   knowing
       attempted falsification of financial records of the Company in violation of SEC Rule 13b2-1; or

                   (vi) the final conviction of the Executive or an entering of a guilty plea or a plea of no contest by the Executive to a felony.

             (b) For purposes of subparagraphs (a)(i) and (a)(ii) above, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interest of the Company or its Affiliates.

             (c) Any act, or failure to act, based on authority given pursuant to a resolution duly adopted by the Board, upon the instructions of a senior officer of the company, or based upon the advice of counsel for the Company or its Affiliates shall be conclusively determined to be done, or omitted to be done, by the Executive in good faith and in the best interest of the Company or its Affiliates.

             (d) The termination of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive, together with counsel, is given an opportunity to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of conduct described in subparagraph (a) above, and specifying the particulars of such conduct.

       1.8   "Change of Control" means

             (a) The acquisition by any Person of Beneficial Ownership of 30% or more of the outstanding shares of the Common Stock or 30% or more of the combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of directors; provide, however, that for purposes of this Section 1.8(a), the following acquisitions shall not constitute a Change of Control:

                   (i) any acquisition (other than a Business Combination which constitutes a Change of Control under Section 1.8(c)) of Common Stock directly from the Company,

                   (ii)  any acquisition of Common Stock by the Company,


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                   (iii) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or its Affiliates, or

                   (iv) any acquisition by Alden J. Laborde, his Immediate Family Members or any entity controlled by Alden J. Laborde or his Immediate Family Members; or

             (b) individuals who, as of the Agreement Date, constituted the Incumbent Board, cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

             (c) a Business Combination, provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

                   (i) the individuals and entities who were the Beneficial Owners of the Company's outstanding Common Stock and the Company's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect Beneficial Ownership, respectively, of more than 50% of the then outstanding shares of Common Stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Post-Transaction Corporation;

                   (ii) except to the extent that such ownership existed prior to the Business Combination, no Person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either the Company, the Post-Transaction Corporation, or any Affiliates of either) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 25% or more of the combined voting power of the then outstanding voting securities of such corporation; and

                   (iii) at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

             (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

       1.9   "Code" means the Internal Revenue Code of 1986, as amended.

       1.10 "Common Stock" means the common stock, no par value per share, of the Company.


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       1.11  "Company" means the Company as defined above and any  successor  to or assignee of (whether direct or indirect, by purchase, merger, consolidation, or otherwise) all or substantially all of the assets of the Company.

       1.12 "Confidential Information" means any information, knowledge, or data of any nature and in any form (including information that is electronically transmitted or stored on any form of magnetic or electronic storage media) relating to the past, current, or prospective business or operations of the Company and its Affiliates, that at the time or times concerned is not generally known to persons engaged in businesses similar to those conducted or contemplated by the Company and its Affiliates (other than information known by such persons through a violation of an obligation of confidentiality to the Company), whether produced by the Company and its Affiliates or any of their consultants, agents, or independent contractors or by Executive, and whether or not marked confidential, including without limitation information relating to the Company's or its Affiliates' products and services, business plans, business acquisitions, processes, product or service research and development ideas, methods or techniques, training methods and materials, and other operational methods or techniques, quality assurance procedures or standards, operating procedures, files, plans, specifications, proposals, drawings, charts, graphs, support data, trade secrets, supplier lists, supplier information, purchasing methods or practices, distribution and selling activities, consultants' reports, marketing and engineering or other technical studies, maintenance records, employment or personnel data, marketing data, strategies or techniques, financial reports, budgets, projections, cost analyses, price lists, formulae and analyses, employee lists, customer records, customer lists, customer source lists, proprietary computer software, and internal notes and memoranda relating to any of the foregoing.

       1.13  "Continuation   Period"   has  the  meaning   provided  in  Section
2.3(c)(iii).

       1.14 "Disability" means a condition that would entitle the Executive to receive benefits under the Company's long-term disability insurance policy in effect at the time either because he is Totally Disabled or Partially Disabled, as such terms are defined in the Company's policy in effect as of the Agreement Date or as similar terms are defined in any successor policy. If the Company has no long-term disability plan in effect, "Disability" shall occur if (a) the Executive is rendered incapable because of physical or mental illness of satisfactorily discharging his duties and responsibilities to the Company for a period of 90 consecutive days, (b) a duly qualified physician chosen by the Company and acceptable to the Executive or his legal representatives so certifies in writing, and (c) the Board determines that the Executive has become disabled.

       1.15  "Employment Term" has the meaning provided in Section 2.1(a).

       1.16  "Expiration Date" has the meaning provided in Section 2.1(a).

       1.17 "Good Reason" means any action or inaction during the Employment Term that constitutes a material negative change in the service relationship between the Executive and the Company and a material breach by the Company of its obligations under the terms of this Agreement, provided that the Executive shall have provided written notice to the Company within 90 days of the initial existence of the condition described in this Section 1.17 and such event or condition continues uncured for a period of 30 days after written notice thereof is given by the Executive to the Company. A termination by the Executive with Good Reason shall constitute an involuntary termination for purposes of Section 409A of the Internal Revenue Code of 1986, as amended.


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       1.18  "Immediate  Family  Members"  means the spouse  and the  natural or adopted children or grandchildren of a specified individual.

       1.19 "Incumbent Board" means individuals who, as of a specified date, constituted the Board of Directors of the Company.

       1.20 "Person" means a natural person, company, limited partnership, general partnership, limited liability company or partnership, joint venture, association, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and a government or agency or political subdivision thereof.

       1.21  "Post-Transaction Corporation."

             (a) Unless a Change of Control includes a Business Combination, Post-Transaction Corporation means the Company after the Change of Control.

             (b) If a Change of Control includes a Business Combination, Post-Transaction Corporation means the corporation resulting from the Business Combination unless, as a result of such Business Combination, an ultimate parent corporation controls the Company or all or substantially all of the Company's assets either directly or indirectly, in which case, Post-Transaction Corporation shall mean such ultimate parent corporation.

       1.22  "Pro Rata Bonus" has the meaning provided in Section 2.3(a)(ii).

       1.23 "Section 409A" means Section 409A of the Code, as amended, and the regulations and guidance issued thereunder.

       1.24 "Termination Date" means, if Executive's status as an officer and employee is terminated (a) by reason of Executive's death, the date of Executive's death; (b) by reason of Disability, the date on which termination of Executive's status as an officer and employee becomes effective due to Disability; (c) by the Company other than by reason of death or Disability, the date of delivery of the notice of termination or any later date specified in the notice of termination, which date will not be more than 30 days after the giving of the notice; or (d) by the Executive other than by reason of death, the date of delivery of the notice of termination or any later date specified in the notice of termination, which date will not be more than 30 days after the giving of the notice.

                                   ARTICLE II
                            CHANGE OF CONTROL BENEFIT
                            -------------------------

       2.1   Employment Term and Capacity after Change of Control.

             (a) This Agreement shall commence on the Agreement Date and continue in effect through December 31, 2010 (the "Expiration Date"). If the Executive continues to serve as an officer of the Company and a Change of Control occurs on or before the Expiration Date, then the Executive's employment term (the "Employment Term") shall continue for a period of eighteen months following the Change of Control, subject to any earlier termination of Executive's status as an officer and employee pursuant to this Agreement.


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             (b)   After a Change of Control and during the Employment Term, (i)
the Executive's position (including status, offices, titles, and reporting requirements), authority, duties, and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised, and assigned at any time during the 120-day period immediately preceding the Change of Control; and (ii) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Change of Control or any office or location less than 50 miles from such location. Executive's position, authority, duties, and responsibilities after a Change of Control shall not be considered commensurate in all material respects with Executive's position, authority, duties, and responsibilities prior to a Change of Control unless after the Change of Control the Executive holds an equivalent position in the Post-Transaction Corporation.

       2.2   Compensation  and  Benefits.   During  the  Employment  Term,   the
Executive shall be entitled to the following compensation and benefits:

             (a) Salary. An annual salary ("Base Salary") at the highest rate in effect for the Executive at any time during the 120-day period immediately preceding the Change of Control, payable to the Executive at such intervals no less frequent than the most frequent intervals in effect at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Executive, the intervals in effect at any time after the Change of Control for other most senior executives of the Post-Transaction Corporation and its Affiliates.

             (b) Bonus. Executive shall be entitled to participate in an annual incentive bonus program applicable to other most senior executives of the Post-Transaction Corporation and its Affiliates but in no event shall such program provide the Executive with incentive opportunities less favorable than the most favorable of those provided by the Company and its Affiliates for the Executive under the Company's annual cash plan as in effect for Executive at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Executive, those provided generally at any time after the Change of Control to other most senior executives of the Post-Transaction Corporation and its Affiliates. Any such bonus shall be paid in cash no later than two and a half months following the close of the fiscal year for which it is earned.

             (c) Fringe Benefits. The Executive shall be entitled to fringe benefits (including, but not limited to, automobile allowance, air travel, and reimbursement for club membership dues) in accordance with the most favorable agreements, plans, practices, programs, and policies of the Company and its Affiliates in effect for the Executive at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other most senior executives of the Post-Transaction Corporation and its Affiliates.


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             (d)   Expenses. The Executive shall be entitled to  receive  prompt reimbursement for all reasonable business expenses (including food and lodging) incurred by the Executive in accordance with the most favorable agreements, policies, practices, and procedures of the Company and its Affiliates in effect for the Executive at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other most senior executives of the Post-Transaction Corporation and its Affiliates.

             (e) Incentive, Savings and Retirement Plans. The Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies, and programs applicable generally to other most senior executives of the Post-Transaction Corporation and its Affiliates, but in no event shall such plans, practices, policies, and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable than the most favorable of those provided by the Company and its Affiliates for the Executive under any agreements, plans, practices, policies, and programs as in effect at any time during the 120-day period immediately preceding the Change of Control.

             (f) Welfare Benefit Plans. The Executive and the Executive's family shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies, and programs provided by the Post-Transaction Corporation and its Affiliates (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death, and travel accident insurance plans and programs) to the extent applicable generally to other most senior executives of the Post-Transaction Corporation and its Affiliates, but in no event shall such plans, practices, policies, and programs provide the Executive with benefits, in each case, less favorable than the most favorable of any agreements, plans, practices, policies and programs of the Company and its Affiliates in effect for the Executive at any time during the 120-day period immediately preceding the Change of Control.

             (g) Indemnification and Insurance. The Post-Transaction Corporation shall indemnify the Executive, to the fullest extent permitted by applicable law, for any and all claims brought against him arising out his services during or prior to the Employment Term. In addition, the Post-Transaction Corporation shall maintain a directors' and officers' insurance policy covering the Executive substantially in the form of the policy maintained by the Company and its Affiliates at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other most senior executives of the Post-Transaction Corporation and its Affiliates.

             (h) Office and Support Staff. The Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its Affiliates at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other most senior executives of the Post-Transaction Corporation and its Affiliates.

             (i) Vacation. The Executive shall be entitled to paid vacation in accordance with the most favorable agreements, plans, policies, programs, and practices of the Company and its Affiliates as in effect for the Executive at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other most senior executives of the Post-Transaction Corporation and its Affiliates.


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       2.3   Obligations upon Termination After a Change of Control.

             (a)   Termination as a Result of Death, Disability,  or Retirement.
If, after a Change of Control and during the Employment Term, (1) the Executive's status as an officer and employee is terminated by reason of the Executive's death, (2) the Post-Transaction Corporation terminates the
Executive's status as an officer and employee by reason of Executive's Disability, or (3) the Executive retires and terminates his status as an officer and employee, then, subject to Section 2.3(f) and, if applicable, the six-month delay set forth in Section 2.7:

                   (i) the Post-Transaction Corporation or an Affiliate will pay to the Executive or his legal representatives the Executive's Base Salary earned through the Termination Date to the extent not previously paid (the "Accrued Salary");

                   (ii) the Post-Transaction Corporation or an Affiliate will pay to the Executive or his legal representatives a pro rata bonus in an amount determined by (1) calculating the average of the annual bonus received by the Executive in the three most recently completed fiscal years prior to the Termination Date, then (2) multiplying such bonus amount by the fraction obtained by dividing the number of days in the year through the Termination Date by 365 (the "Pro Rata Bonus"); and

                   (iii) the Post-Transaction Corporation or an Affiliate will pay or deliver, as appropriate, all other benefits earned by the Executive or accrued for his benefit pursuant to any employee benefit plans maintained by the Post-Transaction Corporation or its Affiliates with respect to services rendered by the Executive prior to the Termination Date.

             (b) Termination by Company for Cause; by Executive for other than Good Reason. If, after a Change of Control and during the Employment Term, the Executive's status as an officer and employee is terminated by the Post-Transaction Corporation or an Affiliate for Cause, or by the Executive for other than Good Reason, the Post-Transaction Corporation or Affiliate will pay to the Executive the Accrued Salary without further obligation to the Executive other than for obligations by law and obligations for any benefits earned by the Executive or accrued for his benefit pursuant to any employee benefit plans maintained by the Post-Transaction Corporation or Affiliate with respect to services rendered by the Executive prior to the Termination Date.

             (c) Termination by Company for Reasons Other than Death, Disability, or Retirement; Termination by Executive for Good Reason. If, after a Change of Control and during the Employment Term, (1) the Post-Transaction Corporation or an Affiliate terminates the Executive's status as an officer and employee other than for Cause, death, or Disability, or (2) the Executive terminates his status as an officer and employee for Good Reason, then, subject to Section 2.3(f):


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                   (i)   The Post-Transaction Corporation or an  Affiliate  will
       pay to the Executive the Accrued Salary;

                   (ii) The Post-Transaction Corporation or an Affiliate will pay to the Executive in a lump sum in cash on the first business day that is more than six months after the Termination Date (A) the Pro Rata Bonus, and (B) an amount equal to one and one-half (1.5) times the sum of
       (x) the Executive's Base Salary in effect at the Termination Date and (y) the highest annual bonus awarded to the Executive during the three fiscal years immediately preceding the Termination Date;

                   (iii) For the period commencing on the Termination  Date  and ending on the earlier of (A) December 31st of the first calendar year following the calendar year in which the Termination Date occurs, or (B) the date that the Executive accepts new employment (the "Continuation Period"), the Post-Transaction Corporation or an Affiliate will at its expense maintain and administer for the continued benefit of Executive all insurance and welfare benefit plans in which Executive was entitled to participate as an employee as of the Termination Date; provided that Executive's continued participation is possible under the general terms and provisions of such plans and all applicable laws. If the Executive is a "specified employee" governed by Section 2.7 hereof, to the extent that any benefits provided to the Executive under this Section 2.3(c)(iii) are taxable to the Executive, then, with the exception of nontaxable medical insurance benefits, the value of the aggregate amount of such taxable benefits provided to the Executive pursuant to this Section 2.3(c)(iii) during the six-month period following the Termination Date shall be limited to the amount specified by Section 402(g)(1)(B) of Code for the year in which the termination occurred. The Executive shall pay the cost of any benefits that exceed the amount specified in the previous sentence during the six month period following the date of termination, and shall be reimbursed in full by the Company during the seventh month after the Termination Date. The coverage and benefits (including deductibles and costs) provided under any such benefit plan in accordance with this paragraph during the Continuation Period will be no less favorable to Executive than the most favorable of such coverages and benefits as of the Termination Date. If Executive's participation in any such benefit plan is barred or any such benefit plan is terminated, the Post-Transaction Corporation or its Affiliate will provide Executive with benefits substantially similar or comparable in value to those Executive would otherwise have been entitled to receive under such plans. At the end of the Continuation Period, the Executive will have the option to have assigned to him, at no cost and with no apportionment of prepaid premiums, any assignable insurance owned by the Post-Transaction Corporation or its Affiliate that relates specifically to the Executive. To the maximum extent permitted by law, the Executive will be eligible for coverage under COBRA at the end of the Continuation Period or earlier cessation of the Post-Transaction Corporation's obligation under the foregoing provisions of this paragraph;

                   (iv) All benefits that the Executive is entitled to receive pursuant to benefit plans maintained by the Post-Transaction Corporation or an Affiliate under which benefits are calculated based upon years of service or age will be calculated by treating the Executive as having attained one and one-half (1.5) additional years of age and as having provided one and one-half (1.5) additional years of service as of the Termination Date; and

                   (v) The Post-Transaction Corporation or an Affiliate will pay or deliver, as appropriate, all other benefits earned by the Executive or accrued for his benefit pursuant to any employee benefit plans maintained by the Post-Transaction Corporation or Affiliate with respect to services rendered by the Executive prior to the Termination Date.

             (d) Resignation from Board of Directors. If the Executive is a director of the Post-Transaction Corporation or any of its Affiliates and his status as an officer and employee is terminated for any reason other than death, the Executive will, if requested by the Post-Transaction Corporation, immediately resign as a director of the Post-Transaction Corporation and its Affiliates. If such resignation is not received within 20 business days after the Executive actually receives written notice from the Post-Transaction Corporation requesting the resignation, the Executive will forfeit any right to receive any payments pursuant to this Agreement.

             (e) Nondisclosure and Proprietary Rights. The rights and obligations of the Company and the Executive contained in Article III hereof will continue to apply notwithstanding a termination following a Change of Control.

             (f) Most Favorable Benefits. It is the intention of the parties that the terms of this Agreement provide payments and benefits to the Executive that are equivalent or more beneficial to the Executive than are otherwise available to the Executive under the terms of any applicable benefit plan or related compensation agreement. To that end, the terms of the Agreement shall govern the payments and benefits to which the Executive shall be entitled upon the termination of the Executive's status as an officer and employee as provided herein, except that if the terms of any applicable benefit plan or related compensation agreement provide more favorable benefits to the Executive than are provided hereunder, the terms of such plan or agreement shall control.

       2.4   Excise Tax Provision.

             (a) Notwithstanding any other provisions of this Agreement, if a Change of Control occurs during the original or extended term of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with the Change of Control of the Company or the termination of the Executive's employment under this Agreement or any other agreement between the Company and the Executive (all such payments and benefits, including the payments and benefits under Section 2.3(c) hereof, being hereinafter called "Total Payments") would be subject (in whole or in part), to an excise tax imposed by section 4999 of the Code (the "Excise Tax"), then the cash payments under Section 2.3(c) hereof shall first be reduced, and the noncash payments and benefits under the other sections hereof shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (A) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income and employment taxes on such reduced Total Payments) is greater than or equal to (B) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income and employment taxes on such Total Payments and the amount of Excise Tax to which the Employee would be subject in respect of such unreduced Total Payments); provided, however, that the Executive may elect to have the noncash payments and benefits hereof reduced (or eliminated) prior to any reduction of the cash payments under Section 2.3(c) hereof.

             (b) For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a "payment" within the meaning of section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm (the "Auditor") which was, immediately prior to a Change of Control or other event giving rise to a potential Excise Tax, the Company's independent auditor, does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code (including by reason of section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of Tax Counsel, constitutes reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the "Base Amount" (within the meaning set forth in section 280G(b)(3) of the Code) allocable to such reasonable compensation, and (iii) the value of any non cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

             (c) At the time that payments are made under this Agreement, the Post-Transaction Corporation shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Post-Transaction Corporation has received from Tax Counsel, the Auditor, or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

       2.5 Stock Options; Restricted Stock. The foregoing benefits are intended to be in addition to the value of any options to acquire Common Stock of the Company, the exercisability of which is accelerated pursuant to the terms of any stock option agreement, any restricted stock the vesting of which is accelerated pursuant to the terms of the restricted stock agreement, and any other incentive or similar plan heretofore or hereafter adopted by the Company.

       2.6 Legal Fees. The Company agrees to pay as incurred all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest by the Executive about the amount or timing of any payment pursuant to this Agreement).

       2.7   Section 409A.

             (a) It is the intention of the parties that payments or benefits payable under this Agreement not be subject to the additional tax imposed pursuant to Section 409A, and the provisions of this Agreement shall be construed and administered in accordance with such intent. To the extent any potential payments or benefits could become subject to Section 409A, the parties shall cooperate to amend this Agreement with the goal of giving the Executive the economic benefits described herein in a manner that does not result in such tax being imposed. If the parties are unable to agree on a mutually acceptable amendment, the Company may, without the Executive's consent and in such manner as it deems appropriate, amend or modify this Agreement or delay the payment of any amounts hereunder to the minimum extent necessary to meet the requirements of Section 409A.

             (b) No payments or benefits provided herein that are paid because of a termination of employment under circumstances described herein shall be paid, unless such termination of employment also constitutes a "separation from service" within the meaning of Section 409A.

             (c) If Executive is a "specified employee," any payments payable as a result of Executive's termination of employment (other than as a result of death) shall not be payable before the earlier of (i) the first business day that is more than six months after Executive's Termination Date, (ii) the date of Executive's death, or (iii) the date that otherwise complies with the requirements of Section 409A. "Specified employee" shall mean the Executive if the Executive is a key employee under Treasury Regulations Section 1.409A-1(i) because of final and binding action taken by the Board or its compensation committee, or by operation of law or such regulation.

             (d) No acceleration of payments and benefits provided for in this Agreement shall be permitted, except that the Company may accelerate payment, if permitted by Section 409A, as necessary to allow the Executive to pay FICA taxes on amounts payable hereunder and additional taxes resulting from the payment of such FICA amount, or as necessary to pay taxes and penalties arising as a result of the payments provided for in this Agreement failing to meet the requirements of Section 409A. In no event shall the Executive, directly or indirectly, designate the calendar year of payment.

             (e) To the extent that the amounts payable under this Article II are reimbursements and other separation payments described under Treasury Regulations Section 1.409A-1(b)(9)(v), such payments do not provide for the deferral of compensation. If they do constitute deferral of compensation governed by Section 409A, they shall be deemed to be reimbursements or in-kind benefits governed by Treasury Regulations Section 1.409A-3(i)(1)(iv). If the previous sentence applies, (i) the amount of expenses eligible for reimbursement or in-kind benefits provided during the Executive's taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits in any other taxable year, (ii) the reimbursement of an eligible expense must be made on or before the last day of the Executive's taxable year following the taxable year in which the expense was incurred, and (iii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

                                  ARTICLE III
                      NONDISCLOSURE AND PROPRIETARY RIGHTS
                      ------------------------------------

       3.1 Non-disclosure of Confidential Information. Executive will hold in a fiduciary capacity for the benefit of the Company all Confidential Information obtained by Executive during Executive's employment (whether prior to or after the Agreement Date) and will use such Confidential Information solely within the scope of his employment with and for the exclusive benefit of the Company. For a period of two years after the Termination Date, Executive agrees (a) not to communicate, divulge or make available to any person or entity (other than the Company) any such Confidential Information, except upon the prior written authorization of the Company or as may be required by law or legal process; and
(b) to deliver promptly to the Company any Confidential Information in his possession, including any duplicates thereof and any notes or other records Executive has prepared with respect thereto. In the event that the provisions of any applicable law or the order of any court would require Executive to disclose or otherwise make available any Confidential Information, Executive will give the Company prompt prior written notice of such required disclosure and an opportunity to contest the requirement of such disclosure or apply for a protective order with respect to such Confidential Information by appropriate proceedings.

       3.2 Injunctive Relief; Other Remedies. Executive acknowledges that a breach by Executive of Section 3.1 would cause immediate and irreparable harm to the Company for which an adequate monetary remedy does not exist; hence, Executive agrees that, in the event of a breach or threatened breach by
Executive of the provisions of Section 3.1, the Company will be entitled to injunctive relief restraining Executive from such violation without the necessity of proof of actual damage or the posting of any bond, except as required by non waivable, applicable law. Nothing herein, however, will be construed as prohibiting the Company from pursuing any other remedy at law or in equity to which the Company may be entitled under applicable law in the event of a breach or threatened breach of this Agreement by Executive, including without limitation the recovery of damages and/or costs and expenses, such as reasonable attorneys' fees, incurred by the Company as a result of any such breach or threatened breach. In addition to the exercise of the foregoing remedies, the Company will have the right upon the occurrence of any such breach to offset the damages of such breach as determined by the Company, against any unpaid salary, bonus, commissions, or reimbursements otherwise owed to Executive. In particular, Executive acknowledges that the payments provided under Article II are conditioned upon Executive fulfilling the nondisclosure agreements contained in this Article III. If Executive at any time materially breaches nondisclosure agreements contained in this Article III, then the Company may offset the damages of such breach, as determined solely by the Company, against payments otherwise due to Executive under Article II or, at the Company's option, suspend payments otherwise due to Executive under Article II during the period of such breach. Executive acknowledges that any such offset or suspension of payments would be an exercise of the Company's right to offset or suspend its performance hereunder upon Executive's breach of this Agreement; such offset or suspension of payments would not constitute, and shall not be characterized as, the imposition of liquidated damages.

       3.3 Governing Law of this Article III; Consent to Jurisdiction. Any dispute regarding the reasonableness of the covenants and agreements set forth in this Article III or duration thereof, or the remedies available to the Company upon any breach of such covenants and agreements, will be governed by and interpreted in accordance with the laws of the State of the United States or other jurisdiction in which the alleged prohibited disclosure occurs, and, with respect to each such dispute, the Company and Executive each hereby consent to the jurisdiction of the state and federal courts sitting in the relevant State (or, in the case of any jurisdiction outside the United States, the relevant courts of such jurisdiction) for resolution of such dispute, and agree that service of process may be made upon him or it in any legal proceeding relating to this Article III by any means allowed under the laws of such jurisdiction.

       3.4 Executive's Understanding of this Article. Executive hereby represents to the Company that he has read and understands, and agrees to be bound by, the terms of this Article III. Executive acknowledges that the duration of the covenants contained in Article III are the result of arm's length bargaining and are fair and reasonable in light of (a) the importance of the functions performed by Executive and the length of time it would take the Company to find and train a suitable replacement, and (b) Executive's level of control over and contact with the business and operations of the Company and its Affiliates in various jurisdictions where same are conducted. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permitted under applicable law, whether now or hereafter in effect and, therefore, to the extent permitted by applicable law, the parties hereto waive any provision of applicable law that would render any provision of this Article III invalid or unenforceable.

                                   ARTICLE IV
                                  MISCELLANEOUS
                                  -------------

       4.1   Binding Effect; Successors.

             (a) This Agreement shall be binding upon and inure to the benefit of the Company and any of its successors or assigns.

             (b) This Agreement is personal to the Executive and shall not be assignable by the Executive without the consent of the Company (there being no obligation to give such consent) other than such rights or benefits as are transferred by will or the laws of descent and distribution.

             (c) The Company shall require any successor to or assignee of (whether direct or indirect, by purchase, merger, consolidation, or otherwise) all or substantially all of the assets or businesses of the Company (i) to assume unconditionally and expressly this Agreement and (ii) to agree to perform or to cause to be performed all of the obligations under this Agreement in the same manner and to the same extent as would have been required of the Company had no assignment or succession occurred, such assumption to be set forth in a writing reasonably satisfactory to the Executive.

             (d) The Company shall also require all entities that control or that after the transaction will control (directly or indirectly) the Company or any such successor or assignee to agree to cause to be performed all of the obligations under this Agreement, such agreement to be set forth in a writing reasonably satisfactory to the Executive.

       4.2 Notices. All notices hereunder must be in writing and, unless otherwise specifically provided herein, will be deemed to have been given upon receipt of delivery by: (a) hand (against a receipt therefor), (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) telecopy transmission with confirmation of receipt. All such notices must be addressed as follows:

             If to the Company:

                   Gulf Island Fabrication, Inc.
                   Attn: Kerry J. Chauvin, Chairman and CEO
                   583 Thompson Road
                   Houma, Louisiana  70363

             If to the Executive:

                   Kirk J. Meche

                   ------------------------------

                   ------------------------------

or such other address as to which any party hereto may have notified the other in writing.

       4.3 Governing Law. Except as provided in Article III hereof, this Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Louisiana without regard to principles of conflict of laws.

       4.4 Withholding. The Executive agrees that the Company has the right to withhold, from the amounts payable pursuant to this Agreement, all amounts required to be withheld under applicable income and/or employment tax laws, or as otherwise stated in documents granting rights that are affected by this Agreement.

       4.5 Amendment; Waiver. No provision of this Agreement may be modified, amended, or waived except by an instrument in writing signed by both parties, unless permitted by Section 2.7(a).

       4.6 Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, Executive and the Company intend for any court construing this Agreement to modify or limit such provision so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

       4.7 Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

       4.8 Remedies Not Exclusive. No remedy specified herein shall be deemed to be such party's exclusive remedy, and accordingly, in addition to all of the rights and remedies provided for in this Agreement, the parties shall have all other rights and remedies provided to them by applicable law, rule or regulation.

       4.9 Company's Reservation of Rights. Executive acknowledges and understands that the Executive serves at the pleasure of the Board and that the Company has the right at any time to terminate Executive's status as an employee of the Company or any of its Affiliates, or to change or diminish his status during the Employment Term, subject to the rights of the Executive to claim the benefits conferred by this Agreement.

       4.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                                    * * * * *

       IN WITNESS WHEREOF, the Company and the Executive have caused this Agreement to be executed as of the Agreement Date.

                                         GULF ISLAND FABRICATION, INC.

                                         /s/ Alden J. Laborde
                                         ---------------------------------------
                                         Alden J. Laborde
                                         Chairman, Compensation Committee


                                         EXECUTIVE

                                         /s/ Kirk J. Meche
                                         ---------------------------------------
                                         Kirk J. Meche